Exhibit 3.1
DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                        Entity #
                                                                   E0390262005-0
                                                                 Document Number
                                                                  20050240957-64

                                                                     Date Filed:
                                                            6/21/2005 8:00:40 AM
                                                                In the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation: MADRONA VENTURES, INC.

2. Resident Agent Name &
   Street Address:                    Empire Stock Transfer Inc.
                                      7251 West Lake Mead Boulevard Suite 300
                                      Las Vegas, NEVADA 89128

3. Shares:                            Number of Shares with par value:75,000,000
                                      Par value:  .001

4. Name & Address of Board
   Of Directors/Trustees:             Darcy Krell
                                      #3A 199 Drake Street
                                      Vancouver, BC  V6Z2T9

5. Purpose:                           The purpose of this Corporation shall be:
                                      All legal purposes

6. Name, Address & Signature
   Of Incorporator:                   Leah Finke                 /s/ Leah Finke
                                      7251 West Lake Mead Boulevard Suite 300
                                      Las Vegas, NEVADA 89128

Certificate of Acceptance
Of Appointment of Resident
Agent: I hereby accept appointment as Resident Agent for the above named corporation.

                                      /s/ Leah Finke                     6/20/05
                                      Authorized Signature of R.A.        Date

                            ARTICLES OF INCORPORATION
                                       OF
                             MADRONA VENTURES, INC.


FIRST. The name of the corporation is Madrona Ventures, Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd. Suite 300, Las Vegas NV 89128. The corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. That the total number of common stock authorized that may be issued by the corporation is SEVENTY FIVE MILLION (75,000,000) shares of stock with a par value of one tenth of one cents ($0.001) per share and no other class of stock shall be authorized. The corporation may issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

                           Darcy Krell
                           #3A 199 Drake Street
                           Vancouver, BC  V6Z 2T9

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

                           Leah Finke
                           7251 West Lake Mead Boulevard Suite 300
                           Las Vegas, NEVADA 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial Bylaws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, except as otherwise may be specifically provided in the Bylaws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELVTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or emissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or emissions prior to such repeal or modification.

THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Tuesday, June 20, 2005.


                                  /s/ Leah Finke
                                  -----------------------------------
                                  Leah Finke
                                  Incorporator